Exhibit 23

                       INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in AnnTaylor Stores Corporation's Registration Statements No. 33-31505 on Form S-8, No. 33-50688 on Form S-8, No. 33-54387 on Form S-8, No. 33-52389 on Form S-8, No. 33-55629 on
Form S-8, No. 333-32977 on Form S-8 and No. 333-37145 on Form S-8 of our report dated March 8, 1999 appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the year ended January 30, 1999.


DELOITTE & TOUCHE LLP
NEW YORK, NEW YORK
March 26, 1999